Exhibit 10.7

REDACTED

Certain identified information, indicated by [*****], has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.

Global Access Commitments Agreement

This Global Access Commitments Agreement (including all appendices, exhibits and attachments hereto, the “Agreement”), is entered into as of February 13, 2015 (“Effective Date”), by and between the Bill & Melinda Gates Foundation, a Washington charitable trust that is a tax-exempt private foundation (the “Foundation”), and CureVac GmbH, a German limited company, together with its Affiliates (“CureVac” or the “Company”), in connection with the Foundation making a program-related investment in the Company by acquiring Series B Shares of the Company issued from the Company as part of one or more capital increases (the “Shares”) (the acquisition of Shares is referred to herein as the “Foundation Investment”). The Foundation Investment is subject to the terms and conditions of the investment documents executed in connection with the closing (“Closing”), including, without limitation, this Agreement, and the Investment and Shareholders’ Agreement (the “Shareholders’ Agreement”) among the Company’s shareholders, dated February 13, 2015, and related documents, in each case as amended from time to time (collectively, the “Investment Documents”). Capitalized terms not defined herein shall have the same meaning as in the Investment Documents. The Foundation and Company are each referred to as a “Party” and collectively as the “Parties”. In consideration of the Foundation making the Foundation Investment on the terms and conditions in the Investment Documents, and for other good and valuable consideration, the undersigned hereby irrevocably agree as follows:

1.            Charitable Purposes and Use of Funds

The Foundation is making the Foundation Investment as a “program-related investment” within the meaning of Section 4944(c) of the Code. The Foundation is committed to accelerating the development of lifesaving and low-cost vaccines and drugs to reduce the burden of disease in Access Countries in furtherance of its mission to help all people lead healthy, productive lives. The Foundation requires that the innovations, products and information developed with its funding be created and managed to ensure “Global Access” can be achieved, in particular that (i) knowledge gained using its funding be promptly and broadly disseminated and (ii) the intended products developed with its funding and owned or Controlled by the Company be made available and accessible at reasonable cost to people most in need in Access Countries. The Foundation’s primary purpose in making the Foundation Investment is to further the accomplishment of the Foundation’s charitable purposes, including securing Global Access rights to new, low-cost vaccines and drugs developed (in whole or in part) through the use of the Company’s Platform Technology and for certain selected Target Diseases and Conditions (collectively, the “Charitable Purpose”). In furtherance of the Charitable Purpose, the Foundation’s investment in the Company will secure the Global Access Commitments set forth below.

The Company agrees to use the funds from the Foundation Investment solely (a) to fund the Company’s new manufacturing facility which is planned to have the capacity to produce at least [*****] doses which inter alia can be used to manufacture vaccines and drugs in support of the Foundation’s Charitable Purpose, and which is described in Appendix 1 (“New Facility”) and/or (b) to continue development of the Company’s Platform Technology and use of the Platform Technology to advance drug and vaccine candidates in support of the Foundation’s Charitable Purpose.

2.            Certain Definitions

The following terms shall have the following meanings:

(a)           “Access Countries” means the countries (each an “Access Country”) on the World Bank list of low-income and lower middle-income economies (http://www.worldbank.org/data/countryclass/classgroups.htm) on the Effective Date, which are set forth on Appendix 2. If after the Effective Date a country which was an Access Country on the Effective Date (i) is removed from such list and (ii) if such country becomes part of the European Union or is subject to another treaty with other non-Access Countries which leads to a material increase of the risk of parallel imports, the Parties will cooperate in good faith to reasonably reduce the risk of parallel imports and if it is not possible to reduce the risk to a degree that is acceptable to both Parties, such country will be removed from the list of Access Countries for purposes of this Agreement.

(b)           “Access Country Doses” means vaccines and drugs the Company has developed using funds from the Foundation or Foundation-supported Entities in connection with Projects and that are intended for use in the Access Countries (including, without limitation, vaccines and drugs for use in clinical trials).

(c)           “Affiliate” means, as to any Person, any other Person that directly or indirectly controls, or is under common control with or is controlled by such Person, provided, however, that regarding CureVac, Affiliate shall not include Mr. Hopp and Dievini Hopp biotech holding GmbH & Co. KG and/or any other companies controlled by Mr. Hopp and/or Dievini Hopp biotech holding GmbH & Co. KG.

(d)           “Change in Control” means (i) the acquisition after the date of this Agreement, directly or indirectly, by any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of the beneficial ownership of securities of the Company possessing more than 50% of the total combined voting power of all outstanding voting securities of the Company; (ii) a merger, consolidation or other similar transaction involving the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger, consolidation or other transaction hold, in the aggregate, securities possessing more than 50% of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger, consolidation or other transaction; or (c) the sale, transfer, license or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company.

(e)           “Charitable Purpose” has the meaning given in Section 1.

(f)            “Charitability Default” means any event in which Company:

(i)       commits a material breach of the Global Access Commitments;

(ii)      fails to comply with the restrictions on the use of funds set forth in this Agreement; or

(iii)     fails to comply with the U.S. tax code-related obligations set forth in Sections 9, 11 and 13 below.

(g)           “Claim” has the meaning set forth in Section 6.

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(h)           “Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

(i)            “COGS” means [*****]. In the event the Company and the Foundation are unable to agree on the COGS amount for a Product within [*****], then the determination of COGS will be made by an independent internationally recognized accounting firm mutually acceptable to the Company and the Foundation that does not provide accounting services to the Company or the Foundation and that has expertise in calculating COGS for a pharmaceutical product.

(j)            “COGS Methodology Handbook” means the methodology described in the “COGS Principles & Assessment Methodology Handbook” and the “COGS Handbook Appendix A Template Tables” attached at Appendix 3.

(k)           “Commitment Period” means the period from the Effective Date until the date on which all funds received from the Foundation pursuant to the Investment Agreements have been expended in accordance with the terms of this Agreement.

(l)            “Competitor” means a company engaged in the development of RNA vaccines and/or drugs.

(m)          “Control” means with respect to the subject item, the possession (whether by ownership or license) by a Party of the ability to grant to the other Party access or a license as provided herein under such item or right without violating the terms of any agreement or other arrangements with any third party.

(n)           “Cure Period” has the meaning set forth in Section 8(a).

(o)           “Developed Country” means any country that is not an Access Country (collectively, the “Developed Countries”).

(p)           “Dispute” has the meaning set forth in Section 4.

(q)           “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

(r)           “Existing Agreements” means the collaboration agreements between the Company and third parties as such agreements exist on the Effective Date, which are listed on Appendix 4.

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(s)           “Foundation-supported Entity” means an entity that receives funding, directly or indirectly, from the Foundation, collaborates with the Foundation, or both, for the purpose of accomplishing the Foundation’s charitable objectives. For the avoidance of doubt, the Company will not be required to collaborate with and/or provide confidential information or rights to a Foundation-supported Entity that is a Competitor of the Company unless the Company determines to its reasonable satisfaction that such information is or rights are, as the case may be, protected by an appropriate confidentiality agreement and such information or rights will only be used by the Foundation-supported Entity in connection with and solely for achieving the Charitable Purpose.

(t)            “Funded Developments” means products, services, processes, technologies, materials, software, data, other innovations, and intellectual property developed using funds from the Foundation in connection with any Project.

(u)           “GAAP” means Generally Accepted Accounting Principles in the United States.

(v)           “Global Access” has the meaning set forth in Section 1.

(w)          “Global Access Commitments” has the meaning set forth in Section 3.

(x)           “Global Access License” has the meaning set forth in Section 3(d).

(y)           “Indemnitees” has the meaning set forth in Section 6.

(z)           “Listed Person” has the meaning set forth in Section 155.

(aa)         “New Facility” has the meaning given in Section 1.

(bb)         “Option Agreement” means the agreement between the Company and [*****], which is listed in Appendix 4, as such agreement existed on the Effective Date.

(cc)         “Person” means any individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization or other legal entity.

(dd)         “Platform Technology” means the Company’s technology for development of prophylactic and therapeutic mRNA vaccines and drugs against infectious diseases and vaccine adjuvants, comprised of long, non-coding RNA molecules and formulation/delivery technology necessary to develop the mRNA vaccines and drugs. For the avoidance of doubt, the intent of the Parties is that development activities will include the full process from pre-clinical development to delivery of Product.

(ee)         “Product” means any drug or vaccine that is developed pursuant to a Project.

(ff)          “Project” has the meaning set forth in Section 3(a)(i).

(gg)        “Project Commencement Period” means the period ending on the 10-year anniversary of this Agreement.

(hh)        “Target Diseases and Conditions” means [*****].

(ii)          “Total Manufacturing Capacity” means Company’s capacity in vials based on its ability over any time period to manufacture and produce vaccines and/or drugs at its New Facility, which shall be forecasted and determined on a rolling quarterly basis.

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(jj)          “Withdrawal Rights” has the meaning set forth in Section 8(a).

3.             Global Access Commitments

As a condition to the Foundation making the Foundation Investment at the initial closing and committing to invest a subsequent tranche, subject to the terms and conditions of the Investment Documents, and to ensure satisfaction of the Charitable Purpose, the Company agrees to the following “Global Access Commitments”. Unless the Parties and [*****] agree otherwise, if the Parties would agree on a Project which relates to an [*****] non-exclusive pathogen under the Option Agreement, the Global Access Commitments hereunder would be subject to the rights granted to [*****] under the Option Agreement.

(a)            Vaccine and Drug Development Projects.

(i)       The Company will work together with the Foundation on all stages of vaccine and drug development and commercialization for Target Diseases and Conditions. Each Project will be documented in a definitive agreement between the Foundation or a Foundation-supported Entity which Project is chosen by the Foundation and approved by the Company (such approval not to be unreasonably withheld or delayed) for such Project and the Company and a project plan (each a “Project”), which may include work to be undertaken, responsibilities, participation by other parties, timelines and milestones, project management, contributions in-kind and funding requirements, a product development and marketing plan, product registration in the Access Countries, any additional global access commitments specific to the Project, terms for manufacturing and commercialization of Access Country Doses and the price for Access Country Doses, which must be an affordable price for sales for use in the Access Countries that the Parties agree will not exceed [*****]. The Company will permit the Foundation or a representative designated by the Foundation to reasonably inspect twice every [*****] during regular business hours and at the Foundation’s cost the Company’s books and records as well as manufacturing documentation (including but not limited to the detailed bill of materials) for the purpose of determining cost of goods sold for each Product.

(ii)       The Foundation - and the Company, under the conditions set forth below - will contribute in kind or through funding to agreed-upon Projects. The specific level and allocation of funding responsibilities for a specific Project will be decided on a Project-by-Project basis as mutually agreed in good faith in writing by the Parties based on a fair allocation of the expected benefits. For the avoidance of doubt, if a Project serves solely the Foundation’s charitable purposes, the expectation of the Parties is that the Foundation will fully fund the direct costs associated with such specific Project. The Company agrees that as part of the Global Access Commitments, it will accept and work on three Projects proposed by the Foundation at a time, subject to the Foundation or a Foundation-supported Entity selected by the Foundation and approved by the Company (such approval not to be unreasonably withheld or delayed) for such Project agreeing to pay its proportionate share of the funding responsibilities associated with such Projects. If the Company is working on three Foundation (or Foundation-supported Entity) Projects, then the Company will not be required to commence work on a new Project until one of the three Projects has been completed, terminated or if the Parties agreed to put a Project on hold in accordance with the terms of such Project; provided that the Company and the Foundation can work on more than three Projects in parallel if they mutually agree to do so. A Project is deemed to be completed if, as set forth in the respective project plan, no more work is to be performed on the Project by Company or its sublicensees, contractors or other collaborators. Any Project which has been terminated or put on hold shall no longer be considered an active Project for purposes of this Agreement. For the avoidance of doubt, there is no limitation on the number of Projects the Foundation can request the Company to perform (subject to the requirement that the Company is not required to work on more than three Projects at a time); provided that the Company is not obligated to accept an additional Project if the start of the proposed Project is scheduled to be after the expiry of the Project Commencement Period, but if a Project is commenced prior to the end of the Project Commencement Period, the Company will continue such Project to completion, even if this occurs after the end of the Project Commencement Period, provided, however, that the Foundation has no right to request to increase the scope of work after the end of the Project Commencement Period without the Company’s consent.

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(iii)       Unless provided otherwise in a specific Project Agreement (as defined below), the Parties agree that any results, information, invention, patent right and other intellectual property right and any know how generated by or on behalf of the Company with respect to the Platform Technology and/or the Funded Developments shall be owned by the Company and the Company shall be responsible, in its sole discretion, to file, prosecute, maintain and defend such intellectual property rights.

(iv)       The Company further agrees that it will not reject any Projects proposed by the Foundation unless the Company can demonstrate that accepting such Project would be reasonably likely to have a material adverse effect on the Company (“Good Reason”). By way of example, the Company agrees that it will not constitute Good Reason for the Company to reject a Project because the Company could make a higher profit by performing other work, but the Company will not be required to accept a Project on terms that would cause the Company to operate at a loss without any offsetting benefit.

(b)           Access to Project Data and Information. Subject to Existing Agreements, the Company will [*****] to:

(i)       Publish the results and information developed in connection with each Project within a reasonable period of time after such information or results are obtained in a manner that satisfies the requirement that such research be published in a form that is “available to the interested public” as described in Treasury Regulation 1.501(c)(3)-1(d)(5)(iii)(c)(2), which could include publication in a treatise, thesis, trade publication or a scientific journal, the presentation of a paper at a research conference or symposium and electronic publication, with due regard to delays or limitations on content of such publications that are necessary or useful (i) to protect the Company’s intellectual property, trade secrets and confidential information covering, inter alia, the Platform Technology itself and/or (ii) to allow the Company to obtain any intellectual property rights based on the results and information developed in connection with each Project.

(ii)       Promptly provide to the Foundation from time to time, upon the Foundation’s request and with the agreement of the relevant Foundation-supported Entity (as appropriate), access to data and information regarding each Project, subject to the conclusion of a confidential disclosure agreement among the Foundation, the Company and, as necessary and appropriate and only upon the Company’s prior written consent (not to be unreasonably withheld or delayed) the relevant Foundation-supported Entity.

(iii)       Promptly provide to the Foundation from time to time, upon the Foundation’s request, rights to share data and information developed in connection with each Project, with due regard to the need to protect confidential information and to avoid untimely public disclosures that may bar access to patent protection or public disclosures that may undermine trade secret protection.

(c)           Manufacture of Access Country Doses. The Company agrees to manufacture Access Country Doses in an amount based on a rolling forecast provided by the Foundation to the Company of expected demand for Access Country Doses up to a maximum of [*****] of its New Facility Total Manufacturing Capacity (or the reasonable equivalent thereof in the event the New Facility is combined with or replaced by other manufacturing facilities, including, without limitation, as a result of a Change in Control). For such purpose, the Foundation will provide the Company with at least [*****] prior notice before it is required to begin manufacturing Access Country Doses. Unless and until such notice has been given by the Foundation, the Company will have the right to allocate 100% of its New Facility Total Manufacturing Capacity at the Company’s discretion. For the avoidance of doubt, the Company will not be required to manufacture vaccines and drugs that have been developed by third parties (other than Foundation-supported Entities participating in any Project as provided above) unrelated to the Company using funds received from the Foundation.

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(d)           Non-exclusive License. Subject to the Existing Agreements, in connection with and relating solely to each Project the Company will grant the Foundation a worldwide, non-exclusive, perpetual, irrevocable, fully-paid up, royalty-free license to the Funded Developments and the background intellectual property Controlled by the Company that is covering the Platform Technology to the extent reasonably required to use, research, develop, make, sell, and offer-for-sale the Funded Developments for the specific Project, including the Products developed under such Project (the “Global Access License”), but any development, manufacture, sale, offer-for-sale, importation or distribution of products is limited to importation into and distribution to people in Access Countries in a manner consistent with the Foundation’s charitable purpose; provided that the Global Access License will only come into force (condition precedent) in the event of the Company’s insolvency, dissolution or an uncured Charitability Default (Section 8(a) shall apply accordingly). The Global Access License is sublicensable to (i) Foundation-supported Entities, (ii) to CROs and CMOs acting on behalf of the Foundation or the Foundation-supported Entities or (iii) to third party licensees of the Company who have entered into a collaboration and license or asset transfer agreement with the Company with respect to a pathogen covered under a Project, provided, however, that if such third party licensee refuses to enter into a sublicense agreement with the Foundation in spite of a good faith approach of the Foundation to conclude such sublicense agreement, the Foundation may grant a sublicense to any other third party. Any agreement to be concluded in the future under the Existing Agreements will have to respect and cannot limit or restrict the Global Access Commitments.

(i)       The Company agrees to take such further actions, including technology transfer, as would be typical industry practice at the time for a company providing a license to a third party, to ensure that the Foundation (or its potential permitted sub-licensee) can effectively take advantage of the Global Access License if a triggering event occurs. Without limiting the foregoing, in connection with any Global Access License hereunder, the Company will take any actions reasonably necessary to grant the Foundation a license or sub-license to any third-party intellectual property applicable to the Platform Technology or the Funded Developments that is necessary to enable the Foundation to effectively take advantage of the Global Access License for the selected Projects.

(ii)       Subject to the Existing Agreements, the Company shall permit the Foundation (or its sublicensees) the right to access and cross-reference any applicable IND, BLA or regulatory file Controlled by Company and relating to any Projects and shall, upon request, provide an electronic copy of each such file.

(e)           The Global Access Commitments will be ongoing and will continue for as long as the Foundation continues to pursue its charitable mission except that the Company’s obligation to accept additional Projects (in lieu of abandoned Projects) will terminate upon expiry of the Project Commencement Period.

(f)            The Company will provide to the Foundation the reports regarding program-related investments and such other reports as may be agreed upon between the Company and the Foundation and reasonable audit rights regarding the Company’s compliance with the use of the Foundation’s funds and the Global Access Commitments.

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(g)           Except for rights granted in the Existing Agreements as of the Effective Date, the Company will not grant to a third party any rights or enter into any arrangements or agreements that would limit or restrict the Foundation’s rights related to the Global Access Commitments, including the Foundation’s right during the Project Commencement Period to enter into Projects with the Company with respect to any Target Diseases and Conditions. For the avoidance of doubt, nothing in this Agreement prohibits the Company from entering into an agreement with a third party with respect to the development, manufacture and commercialization of a product for a Target Disease and Condition provided that such agreement does not limit or restrict the Company’s ability to fulfill the Global Access Commitments, and the Foundation’s consent will not be required for such an agreement. In order to confirm that CureVac’s agreements with third parties relating to any Target Disease and Condition do not limit or restrict the Foundation’s rights, CureVac agrees that it will include language substantially similar to the following in such agreements:

The Company and [third party] acknowledge that the Company and the Bill & Melinda Gates Foundation (the “Foundation”) have entered into a Global Access Commitments Agreement (the “Global Access Agreement”) pursuant to which the Company has agreed to work together with the Foundation on vaccine and drug development for certain Target Diseases and Conditions pursuant to the terms of the Global Access Agreement and any subsequent agreements entered into by the Company with respect to a particular project (each, a “Project Agreement”). The Company and [third party] agree that this [third party agreement] shall be subject to the terms of the Global Access Agreement and in no way shall this [third party agreement] limit or restrict the Foundation’s rights or the Company’s obligations pursuant to the Global Access Agreement or any existing Project Agreement. The Company and [third party] agree that the Foundation is a third party beneficiary of this provision and will have the right to enforce this provision in order to protect the Foundation’s rights pursuant to the Global Access Agreement and any applicable Project Agreements. For the avoidance of doubt, unless otherwise agreed with the [third party], the Foundation has no claims to the results generated and to the intellectual property rights and know how Controlled by [third party]; provided that nothing in this [third party agreement] will limit or restrict the Global Access Commitments.

In the event the Company collaborates with a third party with respect to any Target Disease and Condition that becomes the subject matter of a Project hereunder, the Foundation and the Company will negotiate in good faith with such third party to attempt to combine the development efforts and align the respective project plans; provided that if the Foundation and the third party cannot reach agreement, the Foundation and the Company can proceed with such Project in accordance with the terms of this Agreement and the applicable Project Agreement.

(h)           The Company and BMGF will mutually use reasonable and diligent efforts to execute and cause [*****] to execute an amendment substantially in the form attached hereto as Appendix 5, to the Option Agreement dated as of [*****] by and between the Company and [*****] as soon as reasonably possible.

4.             Representations, Warranties, Covenants of the Company

The Company hereby represents, warrants and covenants to the Foundation:

(a)           Project Diligence and Necessary Skill. The Company will use all reasonable and diligent efforts to perform its obligations under a Project Agreement and to complete each Project and the Company has, and will maintain, the necessary expertise, personnel, facilities and equipment to perform each Project and its obligations under the Investment Documents.

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(b)           Continuation of Business. The Company will continue activity in those lines of business or in comparable new lines of business that are necessary to complete the Projects and to fulfill the Global Access Commitments for the Projects.

(c)           Compliance with Applicable Laws & Regulations. The Company is in compliance and will remain in compliance in all material respects with all applicable laws and regulations (including all laws and regulations related to clinical trials, human health and safety, the protection of the environment, research, development and manufacture of vaccines and drugs intended for human use) necessary to enable the Company to perform its obligations under the Investment Documents and in connection with each Project, and as of the Effective Date the Company is not aware of any action filed or commenced against the Company alleging any failure to comply. The Company is and will remain in compliance with all applicable cGMPs, Good Clinical Practices, Good Laboratory Practices and Good Industry Practices. The Company is not aware of facts that (with or without notice or lapse of time, or both) could reasonably be expected to result in the Company being in violation in any material respect of any law materially applicable to the Company’s performance of its obligations under the Investment Documents and in connection with each Project. The Company has in place and shall continue to maintain for the duration of its obligations under this Agreement and each Project, a compliance program reasonably designed to identify, prevent, and address any compliance issues.

(d)           Licenses and Permits. The Company currently holds and will continue to hold all necessary foreign, federal, state, local and other governmental licenses, approvals and permits necessary to perform its obligations under the Investment Documents and in connection with each Project.

(e)           Records Compliance. The Company will maintain, in accordance with and for the period required under cGMPs and applicable laws, complete and adequate records of the Funded Development pertaining to the methods, and the facilities, manufacture, procedures, testing and the like, related to each Project.

(f)            IP Due Diligence. On the Effective Date, the Company has conducted commercially reasonable due diligence with respect to the Project Agreements, including intellectual property and freedom to operate analyses related to the Project Agreements. To the Company’s knowledge on the Effective Date it owns or possesses sufficient legal rights to all trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes and all patents necessary for its current business without any conflict with, or infringement of, the rights of others. On the Effective Date, the Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other Person.

(g)           Product Modification. In the event of any injunction or prohibition against the Company’s manufacture, licensure, import, export, sale, offer-for-sale, distribution, or use of any Product by reason of infringement of a patent, proprietary, or intellectual property right, or if in Company’s opinion any Product is likely to become the subject of a claim of infringement of a patent, proprietary, or intellectual property right the Company and the Foundation and/or the Foundation-supported Entity will, either: (a) procure (such as by licensing or otherwise) the right to continue to make, have made, import, export, sell, offer-for-sale, distribute, and use such Product, or (b) replace or modify such Product so it becomes non-infringing, but is equivalent or superior in terms of efficacy, quality and safety.

(h)           No Disputes. The Company agrees to notify the Foundation of any claims with regard to any third party intellectual property or disputes with a third party with regard to a Product which arise during the term of this Agreement (including its commercialization, manufacture, sale, offer for sale, distribution, import, export and use as contemplated by the applicable Project).

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(i)            Disqualification and Debarment. On the Effective Date, the Company, its employees or contractors or agents are not and the Company will undertake reasonable efforts not to be, at the time of performance of any activity contemplated by this Agreement or in connection with any Project, (a) disqualified or debarred by any Governmental Authority for any purpose pursuant to applicable law or regulation or threatened with any such disqualification or debarment or (b) charged or convicted for conduct relating to the development or approval of, or otherwise relating to the regulation of, any Product under any applicable law or regulation.

(j)            Warranty. Each Product is or will be manufactured by the Company (and/or its CMOs or partners) in conformity in all material respects with all applicable requirements of a vaccine or drug for human use, including all express and implied warranties related thereto.

(k)           Company is Sponsor. In no event shall the Foundation be a sponsor of any trial, study, Product, registration, or marketing authorization or the like. Except as may be required by law, the Company shall not include the Foundation on any document relating to the foregoing or in any communication with any governmental or regulatory body without the express prior written consent of the Foundation. Any input, consultation, or communication to the Company by the Foundation or any Foundation-supported Entity shall not diminish the foregoing.

(l)            Insurance. The Company will maintain liability, property, casualty, flood, and other insurance coverage (including product liability, clinical trial insurance) by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by similarly-situated companies in like industries, including to address any risks applicable to the Projects.

(m)          Compliance with Confidentiality Obligations; No Infringement. The Company shall perform its activities under this Agreement and in connection with each Project using reasonable efforts to prevent violation of any of its confidentiality obligations to any third party and violation or infringement of any third party trade secrets, patent rights or other intellectual property rights.

(n)           Full Power. The Company has the full and unrestricted power and authority to enter into this Agreement, to perform its activities under this Agreement and in connection with each Project, and to disclose any information which it makes available to the Foundation under this Agreement or in connection with any Project.

5.             Representations, Warranties, Covenants of the Foundation

The Foundation hereby represents, warrants and covenants to the Company:

(a)           Full Power. The Foundation has the full and unrestricted power and authority to enter into this Agreement, to perform its activities under this Agreement and in connection with each Project, and to disclose any information which it makes available to the Company under this Agreement or in connection with any Project.

(b)           Compliance with Confidentiality Obligations; No Infringement. The Foundation shall perform its activities under this Agreement and in connection with each Project using reasonable efforts to prevent violation of any of its confidentiality obligations to any third party and violation or infringement of any third party trade secrets, patent rights or other intellectual property rights.

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(c)           Use of Product in Access Countries Only. The Foundation acknowledges that the Company intends to take reasonable and diligent efforts to ensure that the Products intended for use in the Access Countries will be utilized in Access Countries only and to prevent parallel imports of such Products into non-Access Countries, which efforts may include the Company placing an indication on the packaging of the Products that they are for use in Access Countries only and are not to be exported into any other countries. If the Company reasonably believes that parallel imports of such Products outside the Access Countries are occurring, the Company will notify the Foundation and the Parties will cooperate in good faith to verify the circumstances and take such reasonable action as they mutually agree is necessary; provided that the Foundation will not be responsible for the actions of any third party or any actions outside of its control. For the avoidance of doubt and unless otherwise agreed, the Company is not required to arrange for the commercialization of Products in the Access Countries.

6.            Indemnification

The Company will indemnify, hold harmless, and defend the Foundation and its co-chairs, trustees, directors, officers, employees, agents, representatives, consultants and grantees (collectively, the “Indemnitees”) from and against any and all third party causes of action, claims, suits, legal proceedings, judgments, settlements, damages, penalties, losses, liabilities and costs (including reasonable attorneys’ fees and costs) (each a “Claim”) arising out of or relating to: (a) negligence or wilful misconduct of the Company (including its officers, agents, employees, subgrantees, contractors or subcontractors) in connection with any Project; (b) bodily injury, death or property damage caused by any Project or Product; or (c) a material breach by the Company of any of its obligations, representations, warranties, or covenants under this Agreement or a Project Agreement, except, in each of the foregoing cases, the Company will have no obligation to indemnify, defend, or hold harmless the Foundation for any liability, loss, or expense to the extent resulting from the gross negligence or willful misconduct on the part of the Foundation.

The Company will have control over the defense and settlement of each Claim, with counsel of its own choosing; provided that the Company conducts the defense actively and diligently at the sole cost and expense of the Company and provided further that the Company will not enter into any settlement that adversely affects any Indemnitee without the applicable Indemnitee’s prior written consent, such consent not to be unreasonably withheld or delayed. The Foundation will provide the Company, upon request and at no charge, with reasonable cooperation in connection with the defense and settlement of the Claim. Subject to the Company’s rights above to control the defense and settlement of Claims, the Foundation and any Indemnitee may, at its own expense, employ separate counsel to monitor the defense of any Claim.

7.            Survival of Rights

As a condition of any acquisition of the Platform Technology or the Company’s manufacturing facilities directly, or through a Change in Control, the Global Access Commitments described above will survive and be assumed by the acquirer to the extent required to carry out the Global Access Commitments, and the Foundation shall have the right to review such provisions of the written agreement with such third party that relate to the assumption of the Global Access Commitments to confirm that the Global Access Commitments will survive and be assumed by the acquirer to the extent required to carry out the Global Access Commitments, and the Company will not grant to a third-party any rights to, or enter into any arrangements with respect to, the Platform Technology or its manufacturing facilities to the extent such rights or arrangements would prevent the Company (or any acquirer of the Platform Technology or manufacturing facilities) from fulfilling the above stated Global Access Commitments.

In order to confirm the Global Access Commitments will survive and be assumed by the acquirer, the Company will add language substantially similar to the following to its acquisition agreements with third parties:

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The Company and [third party] acknowledge that the Company and the Bill & Melinda Gates Foundation (the “Foundation”) have entered into a Global Access Commitments Agreement (the “Global Access Agreement”) pursuant to which the Company has agreed to certain Global Access Commitments pursuant to the terms of the Global Access Agreement and subsequent agreements entered into by the Company with respect to particular projects (each, a “Project Agreement”).

[Third party] agrees that the Global Access Agreement will continue in full force and effect following consummation of the transactions contemplated by this [acquisition agreement] and [third party] will ensure performance of the terms of the Global Access Agreement and that in no way shall this [third party agreement] limit or restrict the Foundation’s rights or the Company’s obligations pursuant to the Global Access Agreement or any existing Project Agreement. The Company and [third party] agree that the Foundation is a third party beneficiary of this [third party agreement] with respect to the Global Access Commitments and will have the right to enforce this provision in order to protect the Foundation’s rights pursuant to the Global Access Agreement and any applicable Project Agreements.

8.             Withdrawal Right, Termination for Good Cause

(a)       Charitability Default. Each Party agrees that if it becomes aware of a Charitability Default it will promptly notify the other Party, and the Company shall thereafter provide to the Foundation a proposed strategy to remedy the Charitability Default, such strategy to be provided within [*****] of notification. Notwithstanding anything in this Agreement to the contrary, the Foundation will not lose any rights or remedies solely as a result of a failure to notify the Company after it becomes aware of a Charitability Default. In addition, the Company agrees to promptly notify the Foundation of any facts and circumstances it becomes aware of which - in its reasonable opinion - could reasonably cause a Charitability Default hereunder. If the Company fails to cure the Charitability Default within [*****] of notice of a Charitability Default (provided that such [*****] period will be extended by an additional [*****] if at the end of the [*****] period the Company demonstrates to the Foundation’s reasonable satisfaction that despite the Company’s reasonable and diligent efforts to cure the Charitability Default during the initial cure period, additional time is necessary) (the “Cure Period”), then, in addition to all other rights and remedies available at law or in equity, including the Global Access License set forth above and all other applicable remedies in the Investment Documents, the Foundation will have the withdrawal rights (the “Withdrawal Right”) set forth in the Shareholders’ Agreement.

(b)           Withdrawal Right.

(i)       The Company agrees that if for any reason the Withdrawal Right is removed from the Shareholders’ Agreement or the Shareholders’ Agreement is amended or terminated while this Agreement remains in effect, the terms of the Withdrawal Right will continue in full force and effect as if contained in this Agreement.

(ii)       Notwithstanding any exercise of the Withdrawal Right, the Foundation will continue to be entitled to enforce its rights under the Global Access Commitments and in relation to any agreed Projects.

(iii)      Irrespective of the Project Commencement Period, the Company has the right to terminate this Agreement without any survival of any provision of this Agreement for good cause if the Foundation does not make an initial investment in the Company (by payment into the capital reserves and the nominal capital of the Company) in the amount set forth in the definition of Financing Round I in the Shareholders’ Agreement (the “Initial Investment”) by [*****] and the default on payment of the Initial Investment is not cured within [*****] after the Foundation receives a respective payment request from the Company.

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9.             Required Reporting

In addition to any and all reports required to be delivered to the Foundation under the Investment Documents, the Company shall furnish, or cause to be furnished, to the Foundation the following reports and certifications:

(a)           Within [*****] after the end of the Company’s fiscal year during which the Foundation owns any shares of stock of the Company, a certificate from the Company signed by an officer or director of the Company and substantially in the form attached to this Agreement as Appendix 6, certifying that the requirements of the Foundation Investment were met during the immediately preceding fiscal year, describing the use of the proceeds of the Foundation Investment and evaluating the Company’s development of the Platform Technology and use of the Platform Technology to advance drug and vaccine candidates in support of the Foundation’s Charitable Purpose, and progress on the New Facility, and the Projects including, specifically, information regarding progress against the Global Access Commitments;

(b)           Within [*****] after the end of the Company’s fiscal year during which the Foundation ceases to own any shares of stock of the Company, a certificate from the Company signed by an officer or director of the Company and substantially in the form attached to this Agreement as Appendix 7, certifying that the requirements of the Foundation Investment were met during the term of the Foundation Investment, describing the use of proceeds of the Foundation Investment and evaluating the Company’s development of the Platform Technology and use of the Platform Technology to advance drug and vaccine candidates in support of the Foundation’s Charitable Purpose, and progress on the New Facility, and the Projects including, specifically, information regarding progress against the Global Access Commitments;

For the avoidance of doubt, if the Company has provided timely reports pursuant to Sections 9(a) and 9(b) that contain information sufficient to enable the Foundation to discharge any expenditure responsibility of the Foundation, within the meaning of Sections 4945(d)(4) and 4945(h) of the Code, with respect to the Foundation Investment, the Company will not be liable for a Charitability Default pursuant to Sections 9(a) or 9(b).

(c)           Any other information respecting the operations, activities and financial condition of the Company as the Foundation may from time to time request to discharge any expenditure responsibility of the Foundation, within the meaning of Sections 4945(d)(4) and 4945(h) of the Code, with respect to the Foundation Investment, and to otherwise monitor the charitable benefits intended to be served by the Foundation Investment (the Foundation will pay the reasonable costs associated with preparing such information at its request);

(d)           At least [*****], full and complete financial reports of the type ordinarily required by commercial investors under similar circumstances; and

(e)           During the Project Commencement Period, within [*****] of the end of each calendar quarter, Company will (A) provide the Foundation with written reports in form and detail reasonably satisfactory to the Foundation and confer with the Foundation (by teleconference or in scheduled site visits as appropriate) regarding progress with respect to the Projects including information regarding progress against the Global Access Commitments and (B) coordinate with the Foundation to determine reasonable times for the Foundation’s representatives to make site visits to the Company’s facilities and to conduct any inspections with respect to the Projects. Such site visits may be conducted in [*****] by a consultant selected by the Foundation and approved by the Company (such approval not to be unreasonably withheld or delayed) who is subject to a confidentiality agreement that is reasonably acceptable to the Company and the Foundation.

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10.          Assignment by Foundation

Notwithstanding anything in this Agreement to the contrary, the Foundation will have the right to assign this Agreement to (a) any successor charitable organization of the Foundation from time to time that is a tax-exempt organization as described in Section 50l(c)(3) of the Code, or (b) any tax-exempt organization as described in Section 50l(c)(3) of the Code controlled by one or more trustees of the Foundation. The Foundation will notify the Company of any such assignment, including the identity of the assignee, in a timely manner. For the avoidance of doubt, if the Foundation transfers the Shares as permitted by this section, the Foundation may assign to any such transferee all of its rights attached to such Shares, including the Withdrawal Right.

11.          Access to Records

The Company shall maintain books and records adequate to provide information ordinarily required by commercial investors under similar circumstances. The Company shall provide the Foundation or its designee(s) access at reasonable times to such books and records pertaining to the period during which the Foundation owned any shares of stock of the Company and continuing for a period of [*****] after the later of: (a) the date on which the Foundation no longer owns any shares of stock of the Company or (b) the date on which this Agreement is no longer in effect. Notwithstanding the foregoing, as long as the funds from the Foundation Investment are fully expended prior to the [*****] anniversary of the Effective Date, the Company shall not be required to maintain or provide the Foundation access to such books and records for more than [*****] from generation of the individual information. For the avoidance of doubt, the Foundation’s access to records under this Section shall not be dependent upon the Foundation’s percentage ownership in the Company.

12.          Public Reports

The Foundation may include information about the Company in its periodic public reports to the extent such information is not confidential, except as otherwise may be required by applicable law.

13.          Prohibited Uses

The Company shall not expend any proceeds of the Foundation Investment to carry on propaganda or otherwise to attempt to influence legislation, to influence the outcome of any specific public election or to carry on, directly or indirectly, any voter registration drive, or to participate or intervene in any political campaign on behalf of or in opposition to any candidate for public office within the meaning of Section 4945(d) of the Code. The proceeds of the Foundation Investment shall not (a) be earmarked to be used for any activity, appearance or communication associated with the activities described in the foregoing sentence, nor (b) be intended for benefit, and will not benefit, any Person having a personal or private interest in the Foundation, including descendants of the founders of the Foundation, or Persons related to or controlled by, directly or indirectly, such private interests.

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14.          Disqualified Person

To the knowledge of each of the Foundation and the Company: (1) the Company is not a “disqualified person” with respect to the Foundation (as the term “disqualified person” is defined in Section 4946(a) of the Code), and (2) no disqualified person with respect to the Foundation owns any of the Company’s outstanding stock, and (3) the Foundation does not, and one or more disqualified persons with respect to the Foundation do not, directly or indirectly, control Company.

15.          Compliance with Anti-Corruption, Anti-Bribery and Anti-Terrorism Laws

The Company will not offer or provide money, gifts or any other thing of value, directly or indirectly, to anyone in order to improperly influence any act or decision relating to the sale of the Company’s products and services or the other matters contemplated by this Agreement, including by assisting any party to secure an improper advantage. Training and information on anti-bribery act compliance requirements is available here: www.learnfoundationlaw.org.

The Company will not use any proceeds of the Foundation Investment, directly or indirectly, in support of activities (i) prohibited by US laws related to combatting terrorism; (ii) with any Person on the List of Specially Designated Nationals (www.treasury.gov/sdn) (a “Listed Person”) or any Person that is, directly or indirectly, controlled by a Listed Person or in which a Listed Person, directly or indirectly, holds a significant ownership interest; or (iii) with or related to countries against which the US maintains a comprehensive embargo (currently, Cuba, Iran, (North) Sudan, Syria, and North Korea), unless such activities are fully authorized by the US government under applicable law and specifically approved by the Foundation in its sole discretion.

16.          Use of Name

Each of the Foundation and the Company may include information on this investment in its periodic public reports or other documents required to be filed with governmental authorities, if any. In addition, the Foundation and the Company may make the investment public at any time on their web pages and as part of press releases, public reports, speeches, newsletters and other public documents. Any announcement of the Foundation Investment by any other Person, will require the Company’s and Foundation’s prior written approval. Any other use of the Foundation’s or the Company’s name or logo in any respect depends upon their respective pre-approval in writing. Notwithstanding the foregoing, the Foundation’s name and logo will not be used by any Person in any manner to market, sell or otherwise promote the Company, its products, services and/or business.

17.          Entire Agreement; Modification

This Agreement and the other Investment Documents, including all exhibits hereto and thereto, the Confidentiality Agreement executed between the Parties on June 6, 2012, and the Project Agreements set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter of the Investment Documents, and supersede and terminate all prior agreements, negotiation and understandings between the Parties, whether oral or written, with respect to such subject matter. No subsequent alteration, modification, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties. For the avoidance of doubt, to the extent any other Investment Document conflicts with any provisions of this Agreement that are required by the Code, the provisions of this Agreement shall control.

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18.          Confidentiality

(a)           During the course of this Agreement and the Project Agreements each Party (as a “Disclosing Party”) may disclose certain Confidential Information owned or rightfully possessed by it to the other Party (as the “Receiving Party”). For the purposes of this Agreement, “Confidential Information” means all information, including data, communicated by the Disclosing Party to the Receiving Party in either (i) a documentary or written form, marked as confidential, or (ii) in an oral form, in which case a written record, marked as confidential, shall be provided to the Receiving Party within [*****] of the oral disclosure for the information to be considered as Confidential Information; provided that a written record of an oral disclosure will not be required if based on the nature of the information or circumstances surrounding its disclosure, the Receiving Party should reasonably regard such information as Confidential Information.

(b)           Each Party, as a Receiving Party, agrees that it will (i) use the Confidential Information received from a Disclosing Party solely for the purposes contemplated by this Agreement and the Project Agreements and (ii) treat the Confidential Information of the Disclosing Party as it would treat its own confidential information but in no event less than reasonable care to avoid disclosure of the Confidential Information to any third party (which, for the avoidance of doubt, includes any Foundation-supported Entities), person, firm or corporation that is not bound by confidentiality and restricted use obligations at least as strict as those set out herein or as otherwise expressly stated herein.

(c)           Notwithstanding anything to the contrary in this Agreement, the Receiving Party shall have no obligation with respect to the Confidential Information received from a Disclosing Party to the extent such information is and which the Receiving Party is clearly able to demonstrate: (i) already known by the Receiving Party at the time of disclosure as evidenced by written documentation; (ii) publicly known, or subsequently becomes publicly known, without the wrongful act or breach of this Agreement by the Receiving Party; (iii) rightfully received by the Receiving Party from a third party having the lawful right to make such a disclosure, where said disclosure is rightfully made without any obligation of confidence to the Disclosing Party; (d) approved for release or disclosure by written authorization of the Disclosing Party; (e) independently developed by or for the employees or agents of the Receiving Party or its Affiliates without the use or knowledge of the Confidential Information provided by the Disclosing Party; or (f) required to be disclosed pursuant to any competent judicial or government request, requirement or order, provided that the Receiving Party so disclosing takes reasonable steps to provide the Disclosing Party with sufficient prior notice in order to allow the Disclosing Party to contest such request, requirement or order, and provided further that such Confidential Information is disclosed only subject to reasonably available restrictions on further disclosure and use, and otherwise remains subject to the obligations of confidentiality and restricted use set forth in this Agreement.

(d)           Each Receiving Party shall be entitled to disclose the Disclosing Party’s Confidential Information to its employees, board members as well as its agents and consultants who are bound by confidentiality and restricted use obligations no less strict than those set out herein.

(e)           Subject to exemptions and limitations elsewhere in this Agreement, the obligations of confidentiality of Confidential Information shall remain in effect for a period of seven years from the date the Confidential Information is communicated to the Receiving Party; provided that this period is extended to [*****] with regard to any Confidential Information disclosed pursuant to the DARPA-agreements, which information the Company has identified as being subject to such longer confidentiality period pursuant to the DARPA agreements.

(f)            For the avoidance of doubt, the Confidential Disclosure Agreement entered into by the Parties effective as of June 6, 2012 (the “Initial Confidentiality Agreement”), and Article 6 (“Confidentiality”) of the Framework Agreement for Cooperation entered into between the Parties effective December 11, 2013 (the “Framework Agreement”) are terminated as of the Effective Date. All Confidential Information (as defined in either the Initial Confidentiality Agreement or the Framework Agreement) that was disclosed by a Disclosing Party to a Receiving Party prior to the Effective Date, is deemed to be Confidential Information as defined in and for purposes of this Agreement and is subject to the protections and terms set forth herein for the term specified in this Agreement.

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19.          Specific Performance

The Company acknowledges and agrees that the Foundation would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, the Company agrees that the Foundation will be entitled to seek an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court having jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity. The Company further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert the defense that a remedy at law would be adequate.

20.          Authority

Each of the Company and the Foundation covenants, represents and warrants with respect to itself that it has all authority necessary to execute this Agreement and that, on execution, this Agreement will be fully binding and enforceable in accordance with its terms, and that no other consents or approvals of any other Person or third parties are required or necessary for this Agreement to be so binding.

21.          Governing Law

This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the State of New York, U.S.A. irrespective of the principal place of business, residence or domicile of the Parties hereto and without giving effect to otherwise applicable principles of conflicts of law that would give effect to the laws of another jurisdiction.

22.          Expenses

Each of the Parties shall bear and pay for all of its own costs, fees and expenses (including legal, accounting and other professional or advisory fees and expenses) incurred or to be incurred by it, in each case, in negotiating and preparing this Agreement.

23.          Dispute Resolution

The Parties will resolve any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof (“Dispute”) in accordance with this Section 23.

(a)           [*****]

(b)           [*****]

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[*****]

(c)           [*****]

(d)           [*****]

24.          Waiver

Failure or delay by either Party in exercising or enforcing any provision, right, or remedy under this Agreement, or waiver of any remedy hereunder, in whole or in part, shall not be deemed a waiver thereof, or prevent the subsequent exercise of that or any other rights or remedy.

25.          Further Assurances

From time to time after the Effective Date, each Party shall execute, acknowledge and deliver to each other any further documents, assurances, and other matters, and will take any other action consistent with the terms and conditions of this Agreement, that may reasonably be requested by a Party and necessary or desirable to carry out the purpose of this Agreement.

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26.          Interpretation

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

27.          Counterparts

This Agreement may be executed in one or more counterparts, including by signatures delivered by facsimile or pdfs, each of which shall be deemed an original, but all of which shall be deemed to be and constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Global Access Commitments Agreement to be executed by their duly authorized representatives as of the date first written above.

CUREVAC GMBH
By:	/s/ Ingmar Hoerr
Name:	Ingmar Hoerr
Title:	CEO

BILL & MELINDA GATES FOUNDATION
By:	/s/ Jim Bromley
Name:	/s/ Jim Bromley
Title:	CFO

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EXECUTION COPY

Appendix 1

New Facility

EXECUTION COPY

Appendix 2

Access Countries

[*****]

EXECUTION COPY

Appendix 3

COGS Methodology

EXECUTION COPY

Appendix 4

Existing Agreements

EXECUTION COPY

Appendix 5

Form of Amendment to Option Agreement

EXECUTION COPY

Appendix 6

[OFFICER’S/DIRECTOR’S] CERTIFICATE

CUREVAC GMBH

[DATE]

This certificate is being delivered by CureVac GmbH is a private, for-profit company having its business address at Paul-Ehrlich-Str. 15, 72076 Tübingen (the “Company”), pursuant to Section 9(a) of the Global Access Commitments Agreement between the Company and the Bill & Melinda Gates Foundation dated as of [           ] (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

The Company certifies as follows:

1.       During the fiscal year ended [DATE], the Company met the requirements of the Foundation Investment as set forth in the Agreement that were required to be complied with or performed by the Company during such time period.

2.       Attached as Exhibit A to this certificate is a description of the Company’s use of proceeds of the Foundation Investment during the fiscal year ended [DATE].

3.       Attached as Exhibit B to this certificate is the Company’s evaluation of the Company’s development of the Platform Technology and use of the Platform Technology to advance drug and vaccine candidates in support of the Foundation’s Charitable Purpose, and progress with respect to the New Facility and Projects, including information regarding progress against the Global Access Commitments (as set forth in the Investment Documents) during the fiscal year ended [DATE].

IN WITNESS WHEREOF, the undersigned has executed this certificate and has caused this certificate to be delivered on the date first above written.

CureVac GmbH
By:
Name:
Title:

EXECUTION COPY

Appendix 7

[OFFICER’S/DIRECTOR’S] CERTIFICATE

CUREVAC GMBH

[DATE]

This certificate is being delivered by CureVac GmbH is a private, for-profit company having its business address at Paul-Ehrlich-Str. 15, 72076 Tübingen (the “Company”), pursuant to Section 9(b) of the Global Access Commitments Agreement between the Company and the Bill & Melinda Gates Foundation dated as of [           ] (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

The Company certifies as follows:

1.       During the term of the Foundation Investment, the Company met the requirements of the Foundation Investment as set forth in the Agreement that were required to be complied with or performed by the Company during such time period.

2.       Attached as Exhibit A to this certificate is a description of the Company’s use of proceeds of the Foundation Investment during the term of the Foundation Investment.

3.       Attached as Exhibit B to this certificate is the Company’s evaluation of the Company’s development of the Platform Technology and use of the Platform Technology to advance drug and vaccine candidates in support of the Foundation’s Charitable Purpose, and progress with respect to the New Facility and Projects, including information regarding progress against the Global Access Commitments (as set forth in the Investment Documents) during the term of the Foundation Investment.

IN WITNESS WHEREOF, the undersigned has executed this certificate and has caused this certificate to be delivered on the date first above written.

CureVac GmbH
By:
Name:
Title:

AMENDMENT NO. 2 TO THE
OPTION AGREEMENT

[*****]